EXHIBIT 99.1

GENIUS PRODUCTS, INC. UPDATES TIMING OF THIRD QUARTER 2008 EARNINGS RELEASE AND 10-Q FILING

SANTA MONICA, Calif. – November 16, 2008 -- Genius Products, Inc. (the “Company”) announced today that it has rescheduled its previously announced release of earnings results and the filing of its Form 10-Q for quarter ended September 30, 2008.  The Company expects to release financial results for the third quarter ended September 30, 2008 on or before Friday, November 21.

The rescheduled filing date is due to additional work required relating to previously announced restatements to certain of the Company’s prior financial statements.

About Genius Products

Genius Products, Inc. (OTCBB: GNPI - News), along with The Weinstein Company Holdings LLC, together owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Animal Planet, Asia Extreme(TM), Discovery Kids, Dragon Dynasty(TM), Dimension Films(TM), Entertainment Rights group companies (Entertainment Rights, Classic Media and Big Idea), ESPN®, IFC®, RHI Entertainment(TM), Sesame Workshop®, TLC, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

Contact:
GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100